Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP


        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26067) pertaining to the Special Metals Corporation 1997 Long-Term Stock Incentive Plan of our report dated February 10, 2000, with respect to the financial statements and schedule of Special Metals Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
Buffalo, New York
March 24, 2000